Exhibit 99.1

RED CAT HOLDINGS ANNOUNCES RECORD REVENUE FOR FIRST QUARTER OF FISCAL 2024 AND PROVIDES REVENUE GUIDANCE FOR FISCAL SECOND AND THIRD QUARTERS

STRONG BUSINESS OUTLOOK AND VISIBILITY SUPPORTED BY CURRENT PURCHASE ORDERS

(Corrected)

SAN JUAN, Puerto Rico, Sept. 11, 2023 (GLOBE NEWSWIRE) -- Red Cat Holdings, Inc. (Nasdaq: RCAT) ("Red Cat'' or the "Company"), a drone technology company integrating robotic hardware and software for military, government, and commercial operations, announces revenue for the first quarter of fiscal 2024 (three months ending July 31, 2023) ahead of its quarterly filing and provides revenue guidance for the second and third quarters of fiscal 2024.

Revenue in the fiscal first quarter for the three months ending July 31, 2023 was $1.75 million. This revenue is entirely from the Company’s Enterprise Division and specifically from its Teal Drones (“Teal”) subsidiary that sells drones predominantly to the military and other public agencies.

Given the previously announced and pending asset sale of the Company’s Consumer Division to Universal Machines, GAAP (Generally Accepted Accounting Principles) rules dictate that revenue from the Company’s Consumer Division be classified as Discontinued Operations. Revenue from Discontinued Operations will no longer be reported.

Revenue for the fiscal second quarter (three months ending October 31, 2023) is expected to be $3.0 million, and revenue for the fiscal third quarter (three months ending January 31, 2024) is expected to be $5.0 million. Like the fiscal first quarter preliminary results, only revenue from the Company’s Enterprise Division is included in these projected figures. Thus, combined revenue from the first three quarters of fiscal 2024 is expected to be nearly $10 million, from the Company’s Enterprise Division.

The current outlook is supported by approximately $6 million in signed purchase orders and are expected to be fulfilled by the end of the fiscal third quarter. The Company anticipates additional purchase orders over the next 45 days given the current seasonally strong period of federal budget activity.

“The Teal team brought a brand new product, the Teal 2, from zero revenue to almost $10 million in sales in just 4 months,” commented Red Cat CEO Jeff Thompson. “We expect to be at a $20 million revenue run-rate next quarter, our fiscal Q3.

“We designed the Teal 2 to meet the technical requests and features sought by our target customer, the warfighter, such as advanced proficiency for nighttime operations. We believe we are well positioned as new opportunities arise, such as the Department of Defense’s recently announced Replicator Initiative. The Replicator Initiative intends to purchase thousands of small, smart drones to counter threats from China and other countries. Our team is committed to assisting the DOD achieve these new goals,” concluded Thompson.

About Red Cat Holdings, Inc.

Red Cat (Nasdaq: RCAT) is a drone technology company integrating robotic hardware and software for military, government, and commercial operations. Red Cat’s solutions are designed to “Dominate the Night™” and include the Teal 2, a small unmanned system offering the highest-resolution thermal imaging in its class. Learn more at www.redcat.red

Forward-Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contacts

NEWS MEDIA:
Dalton Agency
Phone: (615) 515-4891
Email: redcat@daltonagency.com

INVESTORS:
CORE IR
Phone: (516) 222-2560
Email: investors@redcat.red
Website: https://www.redcatholdings.com

Source: Red Cat Holdings, Inc.

Released September 11, 2023 (Corrected)